Exhibit 5.2

Baker & McKenzie Amsterdam N.V. Attorneys at law, Tax advisors and Civil-law notaries P.O. Box 2720 1000 CS Amsterdam The Netherlands Tel: +31 20 551 7555 www.bakermckenzie.nl

Asia

Pacific

Bangkok

Beijing

Hanoi

Ho Chi Minh City

Hong Kong

Jakarta

Kuala Lumpur

Manila

Melbourne

Shanghai

Singapore

Sydney

Taipei

Tokyo

Europe &

Middle East

Abu Dhabi

Almaty

Amsterdam

Antwerp

Bahrain

Baku

Barcelona

Berlin

Brussels

Budapest

Cairo

Doha

Dusseldorf

Frankfurt/ Main

Geneva

Istanbul

Kyiv

London

Luxembourg

Madrid

Milan

Munich

Paris

Prague

Riyadh

Rome

Stockholm

Vienna

Warsaw

Zurich

North & South

America

Bogota

Brasilia*

Buenos Aires

Caracas

Chicago

Dallas

Guadalajara

Houston

Juarez

Mexico City

Miami

Monterrey

New York

Palo Alto

Porto Alegre*

Rio de Janeiro*

San Diego

San Francisco

Santiago

Sao Paulo*

Tijuana

Toronto

Valencia

Washington, DC

*Associated Firm

GXO Logistics Capital B.V.
Achtseweg Noord 27
5651 GG, Eindhoven
The Netherlands

(the "Addressee")

24 November 2025

10164990-51198856/512882209-v7\EMEA_DMS/PHS/MIP1

Re: GXO Logistics Capital B.V.

Dear Addressee,

I.	Introduction

We are acting as special Dutch legal counsel (advocaten) to GXO Logistics Capital B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands, having its corporate seat (statutaire zetel) in Eindhoven, The Netherlands, its registered office at Achtseweg Noord 27, 5651 GG, Eindhoven, The Netherlands, and registered with the trade register of the Chamber of Commerce ("Chamber of Commerce", Kamer van Koophandel) under number 98594087 (the "Issuer") in connection with:

(i)	an issue by the Issuer of EUR 500,000,000 3.750% notes due 2030 (the "Notes") and fully and unconditionally guaranteed by GXO Logistics, Inc. ("GXO" and together with the Issuer, the "Registrants"); and

(ii)	a Registration Statement on Form S-3, as amended by Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, dated 13 November 2025 (the "Registration Statement") filed under the Securities Act of 1933, as amended from time to time (the "Securities Act") by the Registrants on 13 November 2025.

Baker & McKenzie Amsterdam N.V. has its registered office in Amsterdam, The Netherlands, and is registered with the Trade Register under number 34208804.

Baker & McKenzie Amsterdam N.V. is a member of Baker & McKenzie International, a Swiss Verein.

We understand that:

a.	the Notes will be issued in minimum denominations of EUR 100,000 each and integral multiples of EUR 1,000 in excess thereof;

b.	the Notes will be represented on issue by one or more global registered notes (the "Global Notes"); and

c.	the Notes will be listed on the New York Stock Exchange.

As used in this opinion the "Notes" shall include, where the context so permits, the Global Notes and the rights and interests in the Global Notes.

II.	Role

Our role in respect of the Documents (as defined below) has been limited to the issuing of this opinion letter. We have not been involved in drafting or negotiating any documents or agreements cross-referred to in any of the Documents, save for the drafting of the Board Resolution, the General Meeting Resolution, the Deed of Incorporation and the Certificate (all as defined below). Accordingly, we assume no responsibility for the adequacy of any of the other Documents.

III.	Documents

For the purposes of this opinion letter, we have examined, and relied solely upon, originals or electronic copies of the documents as listed below, but not any documents or agreements cross-referred to in any such document:

a)	a scanned copy, received by email, of the preliminary prospectus supplement with respect to the Notes, dated 18 November 2025 ("Preliminary Prospectus Supplement");

b)	a scanned copy, received by email, of the final prospectus supplement with respect to the Notes, dated 18 November 2025 ("Final Prospectus Supplement" and together with the Preliminary Prospectus Supplement, the "Prospectus Supplement");

c)	a scanned copy, received by email, of the Registration Statement;

d)	a copy of the executed Global Notes;

e)	a scanned copy, received by email, of the executed indenture ("Indenture"), dated 24 November 2025, by and among, the Issuer, GXO and Computershare Trust Company, N.A. as trustee;

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f)	a scanned copy, received by email, of the executed first supplemental indenture, dated 24 November 2025, by and among, the Issuer, GXO and Computershare Trust Company, N.A. as trustee;

g)	a scanned copy, received by email, of the executed written resolutions of the board of managing directors (bestuur) of the Issuer (the "Board"), dated 18 November 2025, inter alia, authorising the execution of the Registration Statement, the issuance of the Notes and the performance of the transactions contemplated thereby ("Board Resolution");

h)	a scanned copy, received by email, of the executed written resolutions of the general meeting (algemene vergadering) of the Issuer, dated 18 November 2025, inter alia, approving the Board Resolution and authorising the execution of the Registration Statement, the issuance of the Notes and the performance of the transactions contemplated thereby (the "General Meeting Resolution" and with the Board Resolution, the "Resolutions");

i)	a scanned copy, received by email, of the executed managing director's certificate signed by a managing director of the Issuer, dated 24 November 2025, containing various certifications and confirmations ("Certificate");

j)	a certified online excerpt (uittreksel), dated 21 November 2025, from the trade register of the Chamber of Commerce regarding the registration of the Issuer with the Chamber of Commerce under number 98594087 ("Issuer Excerpt");

k)	a scanned copy of the deed of incorporation (akte van oprichting) of the Issuer, dated 15 October 2025, which, according to the Issuer Excerpt, are the articles of association of the Issuer, which are in force on the date hereof and which have remained unaltered since that date ("Deed of Incorporation"); and

l)	the power of attorney granted by the Issuer and incorporated in the Board Resolution authorising any one of Michael Shea and Bouke Laskewitz, each acting individually to execute, inter alia, the Registration Statement and the Global Notes on behalf of the Issuer ("Power of Attorney").

The documents under a) through l) are hereinafter collectively referred to as "Documents". The Documents under g) through l) are hereinafter collectively referred to as "Corporate Documents".

Words importing the plural include the singular and vice versa.

Where reference is made to the laws of The Netherlands or to The Netherlands in a geographical sense, reference is made to the laws as in effect in the part of the Kingdom of The Netherlands (Koninkrijk der Nederlanden) that is located in Europe (Europese deel van Nederland) and to the geographical part of the Kingdom of The Netherlands that is located in Europe.

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Except as stated herein, we have not examined any documents entered into by or affecting the Issuer or any corporate records of the Issuer and have not made any other enquiries concerning the Issuer.

IV.	Assumptions

In examining and describing the Documents and in giving the opinions expressed in this opinion letter, we have, to the extent necessary to form the opinions expressed in this opinion letter, with your permission, assumed the following:

genuineness and authenticity

(i)	the genuineness of all signatures (including electronic signatures) on all Documents of the individual purported to have placed that signature;

(ii)	the authenticity and completeness of all documents submitted to us as originals and the conformity to originals of all conformed, copied, faxed or specimen documents and that all documents examined by us as draft or execution copy conform to the final and executed documents;

(iii)	if a Document has been signed electronically by any party using an electronic certification service, (i) the electronic signature solutions of such electronic certification service conform with the requirements of the "advanced electronic signature" under Article 26 of EU Regulation 910/2014 dated 23 July 2014 on electronic identification and trust services for electronic transactions known as "eIDAS" (Electronic Identification And Trust Services) (the "eIDAS Regulation") and as at the date of this opinion, such electronic certification service remains a qualified trust service provided in the European Union, or (ii) their electronic signatures or advanced electronic signatures (both within the meaning of the eIDAS Regulation) qualify as a sufficiently reliable method for signing in accordance with section 3:15a of the Dutch Civil Code (Burgerlijk Wetboek, "DCC");

(iv)	that each of the Documents and the Notes accurately records all terms agreed between the parties thereto, there are no supplemental terms and conditions agreed by any party to the Documents and the Notes with third parties and that the documents specified in the Resolutions are congruent with and accurately specify the Documents;

(v)	the accuracy and completeness as on the date hereof of the Corporate Documents and all the matters stated, certified or evidenced thereby and that the Resolutions, the Certificate, the Power of Attorney and any other power of attorney used in relation to the Documents have on the date of this opinion letter not been amended, superseded, repealed, rescinded or annulled;

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due existence, corporate and regulatory authority

(vi)	nothing in this opinion letter is affected by the provisions of the laws of any jurisdiction other than The Netherlands;

(vii)	under any applicable law (other than with respect to the Issuer, the laws of The Netherlands) the Documents have been duly authorised and validly executed by all parties thereto (including the Issuer);

(viii)	no works council (ondernemingsraad), nor central, group or European works council has been established, has been requested to be established, must mandatorily be established or is in the process of being established with respect to the Issuer nor does any works council, central works council or European works council which has been established within the group of the Issuer have any jurisdiction over the Issuer;

(ix)	(1) the Issuer has not passed a resolution to voluntarily dissolve (ontbinden), merge (fuseren), de-merge (splitsen) or convert (omzetten) the Issuer, (2) no petition has been presented nor an order made by a court for the bankruptcy (faillissement) or moratorium of payment (surseance van betaling) of the Issuer and that the Issuer has not been made subject to comparable insolvency proceedings in other jurisdictions, (3) no receiver, trustee, administrator (bewindvoerder) or similar officer has been appointed in respect of the Issuer or its assets, (4) the Issuer has not been subjected to measures on the basis of the Financial Institutions (Special Measures) Act (Wet bijzondere maatregelen financiële ondernemingen) and (5) no decision has been taken to dissolve (ontbinden) the Issuer by (a) the Chamber of Commerce under article 2:19a of the DCC or (b) the competent court (rechtbank) under article 2:21 of the DCC.

These assumptions are supported by (i) certifications and confirmation to that effect in the Resolutions (ii) confirmations obtained as of 21 November 2025 from (a) the online central insolvency register (Centraal Insolventie Register) and (b) the EU Insolvency Register (EU Insolventieregister), and (iii) the confirmation obtained on 21 November 2025 from the Chamber of Commerce, that the Issuer has not been declared bankrupt or dissolved nor a moratorium of payments has been granted, that no administrator (bewindvoerder) has been appointed and that the Chamber of Commerce does not intend to dissolve the Issuer;

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(x)	neither of the managing directors of the Issuer is nor will be subject to a civil law director disqualification (civielrechtelijk bestuursverbod) or suspension to act as a director (schorsing) imposed by a competent court pursuant to articles 106a through 106e of the Dutch Bankruptcy Act (Faillissementswet) or rule or regulation of similar application, nor have been or will be denied by a regulator the authority to fulfil positions at regulated entities or other enterprises pursuant to article 1:87 of the Financial Supervision Act (Wet op het financieel toezicht);

(xi)	to the extent that the Documents or the Global Notes were executed by an attorney-in-fact acting pursuant to a power of attorney issued by the Issuer, under the laws governing the existence and extent of the powers of such attorney-in-fact as determined pursuant to the Hague Convention on the Law Applicable to Agency (other than the laws of The Netherlands), such power of attorney authorises such attorney-in-fact to bind the Issuer towards the other party or parties thereto;

(xii)	neither of the managing directors of the Issuer has nor will have a conflict of interest (either direct or indirect) which would preclude such managing director of the Issuer from participating in the deliberations and the decision-making process concerned in accordance with article 2:239(6) of the DCC;

(xiii)	that the Resolutions correctly reflect the resolutions made by the relevant corporate body of the Issuer in respect of the transactions contemplated by the Registration Statement and the Notes and that neither a board regulation (bestuursreglement) nor an assignment of duties (taakverdeling) of the Board have been adopted containing provisions that would preclude the Board from validly adopting the written resolutions contained in the Board Resolution;

(xiv)	the Issuer has its "centre of main interests" (as that term is used in article 3(1) of the Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast) ("EU Insolvency Regulation")) in The Netherlands and the Issuer does not have an "establishment" (as defined in article 2(10) of the EU Insolvency Regulation) in an EU Member State (other than The Netherlands); and

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corporate interest

(xv)	the execution of the Registration Statement, the issuance of the Notes and the Global Notes and the performance of the transactions contemplated thereby will be in the best corporate interest of the Issuer and are not prejudicial to its present and future creditors.

We have not investigated or verified and we do not express an opinion on the accuracy of the facts, representations and warranties as to facts set out in the Documents, the Notes and in any other document on which we have relied in giving this opinion letter and for the purpose of this opinion letter, we have assumed that such facts are correct.

We do not express an opinion on matters of fact, matters of law of any jurisdiction other than The Netherlands, nor on tax, anti-trust law, insider dealing, data protection, unfair trade practices, market abuse laws, sanctions or international law, including, without limitation, the laws of the European Union, including Directive 2015/2366/EU of the European Parliament and of the Council of 25 November 2015 on payment services in the internal market, except to the extent the laws of the European Union (other than anti-trust and tax law) have direct force and effect in The Netherlands. No opinion is given on commercial, accounting or non-legal matters or on the ability of the parties to meet their financial or other obligations under the Documents.

V.	Opinion

Based on and subject to the foregoing (including the assumptions made above) and subject to any matters, documents or events not disclosed to us by the parties concerned and having regard to such legal considerations as we deem relevant and subject to the qualifications listed below, we are of the opinion that:

Corporate Status and Power

1.	The Issuer is duly incorporated and validly existing under the laws of The Netherlands as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) and has the corporate power to enter into and execute the Registration Statement and the Global Notes and to issue the Notes and to undertake and perform the obligations expressed to be assumed by it under the Notes.

Corporate Action

2.	The execution of the Registration Statement, the Global Notes and the issue of the Notes and the performance of the obligations thereunder by the Issuer have been duly authorised by all requisite corporate action required by its articles of association and by Dutch corporate law.

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Execution

3.	The Registration Statement and the Global Notes have been duly executed on behalf of the Issuer.

VI.	Qualifications

The opinions expressed in this opinion letter are subject to and limited by the following qualifications:

general principles of Dutch law

(i)	The opinions expressed in this opinion letter are subject to and limited by the provisions of any applicable bankruptcy, insolvency, reorganisation or moratorium laws and other laws of general application relating to or affecting generally the enforcement of creditors' rights and remedies (including the doctrine of creditors' prejudice (Actio Pauliana) within the meaning of article 3:45 of the DCC and/or article 42 et. sec. of the Dutch Bankruptcy Act), sanctions and measures pursuant to applicable export control regulations, United Nations, European Community or Netherlands sanctions, implemented, effective or sanctioned in inter alia, The Netherlands Sanction Act 1977 (Sanctiewet 1977), the Economic Offences Act (Wet Economische Delicten), the Environmental Management Act (Wet Milieubeheer), the Financial Transactions Emergency Act (Noodwet financieel verkeer), the Council Regulation (EC) No 2271/96 of 22 November 1996 on protecting against the effects of the extra-territorial application of legislation adopted by a third country (Anti-Boycott Regulation), the Act on Special Measures for Financial Enterprises (Interventiewet).

representation

(ii)	Powers of attorney terminate (1) by revocation (herroeping) by the person issuing any such power of attorney ("Principal"), (2) by notice of termination (opzegging) given by the attorney appointed under such power of attorney ("Attorney"), or (3) upon the death of, the commencement of legal guardianship over (ondercuratelestelling), the bankruptcy (faillissement) of, or the declaration that a debt settlement arrangement (schuldsaneringsregeling) will apply to (a) the Attorney unless otherwise provided or (b) the Principal. Powers of attorney, which are expressed to be irrevocable, are not capable of being revoked and (unless the power of attorney provides otherwise) will not terminate upon the death of or the commencement of legal guardianship of the Principal insofar as they extend to the performance of legal acts (rechtshandelingen) which are in the interest of the Attorney or a third party. However, at the request of the Principal, an heir or a trustee of such person, the court may amend or cancel an irrevocable power of attorney for significant reasons (gewichtige redenen). In the event the Principal is granted a moratorium of payments (surseance van betaling), a power of attorney can only be exercised with the cooperation of the court-appointed administrator (bewindvoerder). Any appointment of a process agent is subject to the rules applicable to powers of attorney set forth herein and to the requirement that there should be a reasonable and balanced interest for each party to the appointment.

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(iii)	Article 2:7 of the DCC entitles companies to invoke the nullity of a legal act (ultra vires) if such legal act (rechtshandeling) cannot serve to realise the objects (doel) of such company and the other parties thereto knew, or should have known without an investigation of their own (wist of zonder eigen onderzoek moest weten), that such objects have been exceeded for which determination not only description of the objects clause is decisive, but all relevant circumstances have to be taken into account such as whether the interests of the company were served by the transaction. The nullity can only be invoked by the company itself (or the trustee (curator) in bankruptcy) and not by the other parties involved, if the aforementioned requirements are met. Most authoritative legal writers agree that acts of a company which are (a) within the objects clause as contained in the articles of association of the company and (b) in the actual interest of the company in the sense that such acts are conducive to the realisation of the objects of the company as laid down in its articles of association, do not exceed the objects of the company and therefore are not subject to nullification pursuant to article 2:7 of the DCC, which view is supported by the Dutch Supreme Court.

In practice, the concept of ultra vires has rarely been applied in court decisions in The Netherlands. Only under exceptional circumstances have transactions been considered to be ultra vires and consequently have been annulled. Nullification of a transaction can result in (internal) liability of the managing directors toward the legal entity.

miscellaneous provisions

(iv)	The term "valid" means that the obligations to which this term relates are of a type which under the laws of The Netherlands are generally recognised or are generally enforceable: specific performance, however, may not always be granted by the courts of The Netherlands.

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VII.	Reliance

This opinion is for your benefit in connection with the Registration Statement and the issuance of the Notes thereunder and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

In issuing this opinion letter we do not assume any obligation to notify or to inform you of any developments subsequent to its date that might render its contents untrue or inaccurate in whole or in part at such time.

This opinion letter:

(a)	expresses and describes Dutch legal concepts in English and not in their original Dutch terms. These concepts may not be identical to the concepts described by the English translations; consequently this opinion letter is issued and may only be relied upon on the express condition that any issues of interpretation or liability issues arising under this opinion letter will be governed by the laws of The Netherlands and be brought before a court of The Netherlands;

(b)	speaks as of the date stated above;

(c)	is addressed to you and is solely for your benefit; and

(d)	is strictly limited to the matters set forth herein and no opinion may be inferred or implied beyond that expressly stated herein.

We consent to the inclusion of this opinion letter as an exhibit to GXO's Current Report on Form 8-K and to its incorporation into the Registration Statement and to the use of our name under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933 or the rules and regulations of the SEC thereunder. In giving this consent, we do not imply that we are experts under the U.S. Securities Act of 1933, as amended or the rules and registrations of the SEC issued thereunder with respect to any part of the Registration Statement, including this opinion letter.

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The opinions expressed in this opinion letter are limited in all respects to and are to be construed and interpreted in accordance with the laws of The Netherlands in force on the date of this opinion letter and as they are presently interpreted under published authoritative case law as at present in effect.

This opinion letter is given on behalf of Baker & McKenzie Amsterdam N.V. and not by or on behalf of Baker & McKenzie International (a Swiss Verein) or any other member thereof. In this opinion letter the expressions "we", "us", "our" and similar expressions should be construed accordingly.

Yours sincerely,

/s/ Baker & McKenzie Amsterdam N.V.

Ph.J.G. Steffens	T.G.A Alferink

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